Exhibit 99.C

DIARIO OFICIAL
DE LA REPUBLICA DE CHILE
Ministerio del Interior y Seguridad Pública

I SECCIÓN

LEYES, REGLAMENTOS, DECRETOS Y RESOLUCIONES DE ORDEN GENERAL

Núm. 44.023-B | Viernes 13 de Diciembre de 2024 | Página 1 de 24

Normas Generales

CVE 2584993

MINISTERIO DE HACIENDA

LEY NÚM. 21.722

LEY DE PRESUPUESTOS DEL SECTOR PÚBLICO CORRESPONDIENTE AL AÑO 2025

1. Por oficio N° 20.098, de 12 de diciembre del 2024, la H. Cámara de Diputados comunicó al Ejecutivo que el Excmo. Tribunal Constitucional ha emitido la sentencia Rol 15.982-24 referida al examen preventivo de constitucionalidad del proyecto de ley de Presupuestos para el Sector Público correspondiente al año 2025, boletín N° 17.142-05, en cumplimiento del artículo 93 N°1 de la Constitución Política de la República, declarando que no se emite pronunciamiento por no regular materias reservadas a la ley orgánica constitucional.

2. Sin embargo, con fecha 02 de diciembre del 2024, y de conformidad con el artículo 93 N° 3 de la Constitución Política de la República, el Ejecutivo ha presentado un requerimiento para que el Excmo. Tribunal Constitucional declare la inconstitucionalidad de 14 glosas y disposiciones del proyecto de ley de presupuestos para el sector público correspondiente al año 2025 (Rol 16000-24). Adicionalmente, en la misma fecha referida, fueron presentados 7 requerimientos por un grupo de H. parlamentarios ante el Excmo. Tribunal Constitucional (Rol 15981-24,15993-24,15994-24, 15995-24, 15996-24, 15998-24, 1599-24) para que dicho órgano declare la inconstitucionalidad de distintas glosas y disposiciones del proyecto de ley.

3. En conformidad a lo dispuesto en el inciso sexto del artículo 93 de la Constitución Política de la República, la formulación de un requerimiento de inconstitucionalidad impide la promulgación de la parte impugnada de un proyecto de ley, salvo en el caso de la ley de presupuestos. De acuerdo a la norma constitucional, ésta puede ser promulgada a pesar del requerimiento en su contra.

4. En el mismo sentido, el artículo 64 del decreto con fuerza de ley N° 5 que fija el texto refundido, coordinado y sistematizado de la ley N° 17.992, orgánica constitucional del Tribunal Constitucional, impide la promulgación de la parte impugnada de un proyecto de ley, con la excepción de la ley de presupuestos, la que debe ser promulgada íntegramente.

5. En mérito de lo anterior, a pesar de los requerimientos interpuestos, no cabe sino promulgar el proyecto despachado por el H. Congreso Nacional, incluyendo los preceptos cuestionados, es decir, el texto íntegro del artículo 21 y 48, así como las glosas impugnadas, sin perjuicio de lo que el Excmo. Tribunal resuelva.

Teniendo presente que el H. Congreso Nacional ha dado su aprobación al siguiente

Proyecto de ley:

"**Artículo 1**.- Apruébase el Presupuesto de Ingresos y Gastos del Sector Público, para el año 2025, según el detalle que se indica:

CVE 2584993 | Director: Felipe Andrés Peroti Díaz
Sitio Web: www.diarioficial.cl | Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl
Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile.

Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl

Núm. 44.023-B
DIARIO OFICIAL DE LA REPUBLICA DE CHILE
Viernes 13 de Diciembre de 2024
Página 2 de 24

En Moneda Nacional
En Miles de $

	Resumen de los Presupuestos de las Partidas	Deducciones de Transferencias	Total
INGRESOS	**92.256.039.459**	**3.762.224.768**	**88.493.814.691**
IMPUESTOS	65.303.706.818		65.303.706.818
IMPOSICIONES PREVISIONALES	3.684.174.757		3.684.174.757
TRANSFERENCIAS CORRIENTES	1.942.899.874	1.892.833.854	50.066.020
RENTAS DE LA PROPIEDAD	1.561.832.764		1.561.832.764
INGRESOS DE OPERACIÓN	1.226.579.474		1.226.579.474
OTROS INGRESOS CORRIENTES	3.932.342.354		3.932.342.354
VENTA DE ACTIVOS NO FINANCIEROS	12.695.573		12.695.573
VENTA DE ACTIVOS FINANCIEROS	-2.540.007.869		-2.540.007.869
RECUPERACIÓN DE PRÉSTAMOS	1.485.724.163		1.485.724.163
TRANSFERENCIAS PARA GASTOS DE CAPITAL	1.934.063.068	1.869.390.914	64.672.154
ENDEUDAMIENTO	13.676.319.656		13.676.319.656
SALDO INICIAL DE CAJA	35.708.827		35.708.827
GASTOS	**92.256.039.459**	**3.762.224.768**	**88.493.814.691**
GASTOS EN PERSONAL	15.929.685.011		15.929.685.011
BIENES Y SERVICIOS DE CONSUMO	5.812.458.077		5.812.458.077
PRESTACIONES DE SEGURIDAD SOCIAL	14.912.622.500		14.912.622.500
TRANSFERENCIAS CORRIENTES	29.650.342.320	978.025.550	28.672.316.770
INTEGROS AL FISCO	945.557.318	914.808.304	30.749.014
OTROS GASTOS CORRIENTES	51.517.007		51.517.007
ADQUISICIÓN DE ACTIVOS NO FINANCIEROS	379.321.572		379.321.572
ADQUISICIÓN DE ACTIVOS FINANCIEROS	1.706.937.353		1.706.937.353
INICIATIVAS DE INVERSIÓN	5.304.847.831		5.304.847.831
PRÉSTAMOS	2.316.389.272		2.316.389.272
TRANSFERENCIAS DE CAPITAL	9.267.908.983	1.869.390.914	7.398.518.069
SERVICIO DE LA DEUDA	5.964.968.100		5.964.968.100
SALDO FINAL DE CAJA	13.484.115		13.484.115

CVE 2584993 | Director: Felipe Andrés Peroti Díaz
Sitio Web: www.diarioficial.cl | Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl
Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile.

Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl

Núm. 44.023-B
DIARIO OFICIAL DE LA REPUBLICA DE CHILE
Viernes 13 de Diciembre de 2024
Página 3 de 24

En Moneda Extranjera Convertida a Dólares
En Miles de US$

	Resumen de los Presupuestos de las Partidas	Deducciones de Transferencias	Total
INGRESOS	**14.974.637**	**30**	**14.974.607**
IMPUESTOS	324.647		324.647
TRANSFERENCIAS CORRIENTES	30	30	
RENTAS DE LA PROPIEDAD	1.967.934		1.967.934
INGRESOS DE OPERACIÓN	3.710		3.710
OTROS INGRESOS CORRIENTES	8.016		8.016
VENTA DE ACTIVOS NO FINANCIEROS	10		10
VENTA DE ACTIVOS FINANCIEROS	12.543.690		12.543.690
RECUPERACIÓN DE PRÉSTAMOS	2.385		2.385
ENDEUDAMIENTO	122.175		122.175
SALDO INICIAL DE CAJA	2.040		2.040
GASTOS	**14.974.637**	**30**	**14.974.607**
GASTOS EN PERSONAL	143.566		143.566
BIENES Y SERVICIOS DE CONSUMO	139.804		139.804
PRESTACIONES DE SEGURIDAD SOCIAL	320		320
TRANSFERENCIAS CORRIENTES	97.920		97.920
INTEGROS AL FISCO	30	30	
OTROS GASTOS CORRIENTES	110		110
ADQUISICIÓN DE ACTIVOS NO FINANCIEROS	3.044		3.044
ADQUISICIÓN DE ACTIVOS FINANCIEROS	10.877.435		10.877.435
INICIATIVAS DE INVERSIÓN	414		414
PRÉSTAMOS	2.385		2.385
SERVICIO DE LA DEUDA	3.707.609		3.707.609
SALDO FINAL DE CAJA	2.000		2.000

CVE 2584993 | Director: Felipe Andrés Peroti Díaz
Sitio Web: www.diarioficial.cl | Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl
Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile.

Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 4 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Artículo 2.- Durante el año 2025 el Presidente de la República podrá otorgar la garantía del Estado a los créditos que contraigan o a los bonos que emitan las empresas del sector público y las universidades estatales, hasta por la cantidad de US$500.000.000 o su equivalente en otras monedas extranjeras o en moneda nacional. La autorización que se otorga al Presidente de la República será ejercida mediante uno o más decretos supremos expedidos a través del Ministerio de Hacienda, en los cuales se identificará el destino específico de las obligaciones por contraer, y se indicarán las fuentes de los recursos con cargo a los cuales debe hacerse el servicio de la deuda. Estos decretos podrán incluir los requisitos de información y otras actuaciones que deberán cumplir las empresas y universidades señaladas mientras se encuentren vigentes los créditos o bonos. Las garantías que otorgue el Estado en conformidad con este artículo se extenderán al capital, reajustes e intereses que devenguen los créditos y los bonos mencionados precedentemente, comisiones, contratos de canje de monedas y demás gastos que irroguen, cualquiera sea su denominación presente o futura, hasta el pago efectivo de dichas obligaciones. Las empresas señaladas en el inciso primero, para obtener la garantía estatal indicada deberán suscribir previamente, cuando corresponda, un convenio de programación con el Comité Sistema de Empresas de la Corporación de Fomento de la Producción, en que se especificarán los objetivos y los resultados esperados de su operación y programa de inversiones, en la forma que se establezca mediante instrucciones del Ministerio de Hacienda. A estos convenios les será aplicable el inciso segundo del artículo 2 de la ley N° 19.847. Autorízase a las universidades estatales para contratar durante el año 2025 empréstitos para el financiamiento de capital de trabajo y de remuneraciones, -con excepción de incrementos remuneracionales-, refinanciamiento de pasivos, y/o proyectos de inversión, por períodos de hasta veinte años, de forma que, con los montos que se contraten, el nivel de endeudamiento total en cada una de ellas no exceda del cien por ciento de sus patrimonios, exceptuado los aportes estatales. El servicio de la deuda se realizará con cargo al patrimonio de las mismas universidades estatales que las contraigan. Estos empréstitos, deberán contar con la visación previa del Ministerio de Hacienda. La respuesta por parte del Ministerio de Hacienda deberá efectuarse dentro del plazo de noventa días corridos, a contar de la recepción conforme de los respectivos antecedentes. Para la contratación de empréstitos cuyo vencimiento no exceda la duración del actual período presidencial, la visación del Ministerio de Hacienda deberá efectuarse dentro del plazo de veinte días corridos. El análisis de la relación deuda-patrimonio se realizará habida consideración de los estados financieros trimestrales de la respectiva universidad estatal correspondientes al trimestre anterior al de la solicitud. La contratación de los empréstitos que se autorizan a las universidades estatales no estará sujeta a las normas de la ley Nº 19.886 y su reglamento. En todo caso, las universidades deberán llamar a propuesta pública para seleccionar la o las entidades financieras que les concederán el o los empréstitos. Copia electrónica de los contratos de los antedichos empréstitos, con indicación del monto y las condiciones bajo las cuales fueron suscritos, además de un informe que especifique los objetivos y los resultados esperados de cada operación de endeudamiento, serán enviados al Ministerio de Educación y a la Comisión Especial Mixta de Presupuestos, dentro de los diez días siguientes al de su contratación. Artículo 3.- Autorízase al Presidente de la República para contraer obligaciones, en el país o en el exterior, en moneda nacional o en monedas extranjeras, hasta por la cantidad de US$ 16.000.000 miles que, por concepto de endeudamiento, se incluye en los Ingresos Generales de la Nación. Autorízasele, además, para contraer obligaciones, en el país o en el exterior, hasta por la cantidad de US$ 1.500.000 miles o su equivalente en otras monedas extranjeras o en moneda nacional. Para los fines de este artículo, se podrán emitir y colocar bonos y otros documentos en moneda nacional o extranjera, los cuales podrán llevar impresa la firma del Tesorero General de la República. La parte de las obligaciones contraídas en virtud de esta autorización que sea amortizada dentro del ejercicio presupuestario 2025 y aquellas que se contraigan para efectuar el pago anticipado total o parcial de deudas constituidas en ejercicios anteriores, deducidas las amortizaciones incluidas en esta ley para el año 2025, no serán consideradas en el cómputo del margen de endeudamiento fijado en los incisos anteriores. La autorización que se otorga al Presidente de la República será ejercida mediante decretos supremos expedidos a través del Ministerio de Hacienda, en los cuales se identificará el destino específico de las obligaciones que se contraigan, con indicación de las fuentes de recursos con cargo

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 5 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl a los cuales debe hacerse el servicio de la deuda. Copias de estos decretos serán enviadas a las comisiones de Hacienda del Senado y de la Cámara de Diputados dentro de los quince días siguientes al de su total tramitación. Artículo 4.- De conformidad con lo dispuesto en el inciso tercero del artículo 26 del decreto ley N° 1.263, de 1975, sólo en virtud de autorización otorgada por ley podrá incrementarse la suma del valor neto de los montos para los Gastos en personal, Bienes y servicios de consumo, Prestaciones de seguridad social, Transferencias corrientes y Otros gastos corrientes incluidos en el artículo 1, en moneda nacional y en moneda extranjera convertida a dólares. No regirá lo dispuesto en el inciso precedente respecto de los mayores egresos que se produzcan en los ítems de los referidos Subtítulos que sean legalmente excedibles de acuerdo al artículo 28 del decreto ley N° 1.263, de 1975, y a la glosa 01, Programa Operaciones Complementarias de esta ley ni a los incrementos originados en la asignación de mayores saldos iniciales de caja, excepto el correspondiente a la Partida Tesoro Público, en venta de activos financieros, en ingresos propios asignables a prestaciones o gastos, en recursos obtenidos de fondos concursables de entes públicos o en virtud de lo dispuesto en el artículo 21 del decreto ley N° 1.263, de 1975. Los mayores gastos efectivos o incrementos que se dispongan por tales conceptos, en la cantidad que excedan lo presupuestado, incrementarán los montos máximos señalados en el inciso precedente, según corresponda. Igual autorización legal se requerirá para aumentar la suma de las cantidades aprobadas en el artículo 1, de los Subtítulos de Adquisición de activos no financieros, de las Iniciativas de inversión y Transferencias de capital a organismos o empresas no incluidas en esta ley, en un monto superior al 10 por ciento de dicha suma, salvo que los incrementos se financien con reasignaciones presupuestarias provenientes del monto máximo establecido en el inciso primero de este artículo o por incorporación de mayores saldos iniciales de caja, excepto el correspondiente a la Partida Tesoro Público, del producto de venta de activos, de recursos obtenidos de fondos concursables de entes públicos o de recuperación de anticipos. Los incrementos que provengan de las referidas reasignaciones disminuirán en igual cantidad el monto máximo establecido en el inciso primero de este artículo. Los aportes a cada una de las empresas incluidas en esta ley podrán elevarse hasta en el 10 por ciento. Sin perjuicio de las disposiciones de este artículo, el uso de los recursos del Fondo de Estabilización Económica y Social, creado por el artículo 10 de la ley N° 20.128, que se haga de acuerdo a lo establecido en el inciso final de dicha norma, requerirá autorización legal cuando su monto acumulado anual supere el 0,3% del Producto Interno Bruto. Artículo 5.- Suspéndese durante el año 2025 la aplicación de la letra d) del artículo 87 de la ley N° 18.834, sobre Estatuto Administrativo, cuyo texto refundido, coordinado y sistematizado fue fijado por el decreto con fuerza de ley N° 29, de 2005, del Ministerio de Hacienda, respecto de la compatibilidad en el desempeño de cargos de planta regidos por dicha ley con la designación en cargos a contrata. Asimismo, durante el año 2025 no podrá contratarse personal suplente en los cargos de planta que no se encuentren desempeñados por su titular por aplicación del mecanismo anterior. Lo dispuesto en este artículo no será aplicable respecto de las personas que estén haciendo uso de dichas excepciones al momento de publicarse esta ley. Artículo 6.- La propuesta o licitación pública será obligatoria respecto de los proyectos y programas de inversión y de los estudios básicos a realizar en el año 2025, cuando el monto total de éstos, contenido en el decreto o resolución de identificación, sea superior al equivalente en pesos de 1.000 unidades tributarias mensuales respecto de los proyectos y programas de inversión, y de 500 unidades tributarias mensuales en el caso de los estudios básicos, salvo las excepciones por situaciones de emergencia contempladas en la legislación correspondiente. Tratándose de los montos incluidos en las Partidas Ministerio de Obras Públicas y Ministerio de Vivienda y Urbanismo, las referidas cantidades serán de 10.000 unidades tributarias mensuales para los proyectos y programas de inversión y de 3.000 unidades tributarias mensuales en el caso de los estudios básicos. Cuando el monto respectivo sea inferior a los señalados en el inciso precedente, la adjudicación será efectuada conforme al procedimiento establecido en el decreto supremo N° 151, de 2003, del Ministerio de Hacienda, o el que lo reemplace. Las empresas contratistas y subcontratistas que ejecuten obras o presten servicios financiados con recursos fiscales, que incumplan las leyes laborales y previsionales, lo que deberá ser determinado por la autoridad competente durante el desarrollo de tales contratos, serán calificadas con nota deficiente en el área de administración del contrato, sin perjuicio de las sanciones administrativas que correspondan. Esta calificación pasará a formar parte de los registros respectivos y se considerará en futuras licitaciones y adjudicaciones de contratos.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 6 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Las instituciones privadas, cualquiera sea su naturaleza, al momento de contratar con el Estado deberán acompañar un certificado de cumplimiento de obligaciones laborales y de remuneración. En el evento de que la institución privada se encuentre incorporada en algún registro por incumplimientos laborales o de remuneraciones, o no acompañe los referidos certificados en la oportunidad correspondiente, no podrá contratar con el Estado mientras no subsane el incumplimiento que la afecte. Artículo 7.- En los decretos que contengan transferencias, que hayan sido dispuestas en esta ley o se creen en virtud del artículo 26 del decreto ley N° 1.263, de 1975, con imputación al Subtítulo 24, Transferencias Corrientes, y al subtítulo 33, Transferencias de Capital, de este presupuesto, para los órganos y servicios públicos, se podrá indicar el uso o destino que la institución receptora deberá dar a los recursos, las condiciones o modalidades de su reintegro y la información que respecto de su aplicación deberá remitirse al organismo que se determine. Aquellas transferencias incluidas en el Subtítulo 24, que constituyan transferencias corrientes a Unidades o Programas del Servicio, ejecutados total o parcialmente por éste, deberán desglosarse en forma previa a la ejecución presupuestaria en los distintos conceptos de gasto, con visación de la Dirección de Presupuestos. Deberá remitirse mensualmente a esta última un informe sobre avance de actividades, junto con la información de ejecución presupuestaria. Dicho desglose constituirá la autorización máxima de gasto en los respectivos conceptos, sin perjuicio de las modificaciones que se le introduzcan mediante igual procedimiento. La visación podrá efectuarse a contar de la fecha de publicación de esta ley. Con todo, en los conceptos de gastos antes señalados no podrán incluirse recursos para gastos en personal y bienes y servicios de consumo, salvo que estén autorizados por norma expresa en el respectivo presupuesto. Asimismo, el personal que sea contratado con cargo a dichos recursos no formará parte de la dotación del Servicio. Artículo 8.- Todos los pagos a proveedores de bienes y servicios de cualquier tipo que se realicen por parte de los órganos de la Administración del Estado durante el año 2025, incluidos aquellos relacionados a contratos de obra o infraestructura, deberán realizarse mediante transferencia electrónica de fondos. Además, su reconocimiento en la ejecución presupuestaria deberá realizarse con pleno cumplimiento de la ley N° 19.983, que regula la transferencia y otorga mérito ejecutivo a copia de la factura. Para ello, los órganos de la Administración del Estado, como parte del proceso de contratación, deberán requerir la información necesaria para realizar estas transferencias a los proveedores que correspondan y cumplir las instrucciones técnicas generales que al respecto emita la Dirección de Presupuestos. Artículo 9.- Prohíbese a los órganos y servicios públicos la adquisición, construcción o arrendamiento de edificios para destinarlos a casas habitación de su personal. No regirá esta prohibición respecto de los programas sobre esta materia incorporados en los presupuestos del Poder Judicial, del Ministerio Público, del Ministerio de Defensa Nacional, de Carabineros de Chile, de la Policía de Investigaciones de Chile, de Gendarmería de Chile y en los de inversión regional de los gobiernos regionales en lo que respecta a viviendas para personal de educación y de la salud en zonas apartadas y localidades rurales. Artículo 10.- No obstante la dotación máxima de personal o de horas semanales fijadas en este presupuesto a los servicios públicos, podrá aumentarse la dotación u horas semanales de alguno de ellos con cargo a la disminución de otro, o con cargo a la misma cantidad de cupos de honorarios, por decreto dictado en la forma dispuesta en el artículo 70 del decreto ley N° 1.263, de 1975. En ningún caso podrá aumentarse la dotación máxima o número de horas semanales del conjunto de los servicios del ministerio respectivo. Asimismo, podrán aumentarse los cupos de honorarios fijados en este presupuesto a los servicios públicos y programas presupuestarios, con cargo a la disminución de otro, o con cargo a la misma cantidad de cupos de contrata, sin que puedan aumentarse los cupos de honorarios del conjunto de los servicios del ministerio respectivo. Sin perjuicio de lo dispuesto en el inciso anterior, durante el primer trimestre del año 2025, a solicitud de los respectivos servicios e instituciones del Sector Público, el Ministro de Hacienda podrá modificar el límite máximo de personas contratadas a honorarios, fijado en las respectivas glosas asociadas a los Subtítulos 21 y 24. Dentro de los treinta días corridos siguientes al término del trimestre referido, el Ministerio de Hacienda deberá remitir un informe a la Comisión Especial Mixta de Presupuestos donde detalle el ejercicio de la facultad de manera agregada, así como desagregada,

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 7 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl por Partida, Capítulo y Programa, en este último caso con indicación de los ítems o asignaciones donde dicha facultad fue ejercida. Artículo 11.- Los órganos y servicios públicos podrán contratar personal que reemplace a las funcionarias y los funcionarios que por cualquier razón se encuentren imposibilitados para desempeñar sus labores por un periodo superior a treinta días corridos. Los contratos para efectuar labores de reemplazo no podrán tener una vigencia superior a seis meses, no se imputarán a la respectiva dotación máxima de personal y sólo podrán efectuarse previa autorización de la Dirección de Presupuestos, la que verificará la disponibilidad presupuestaria que corresponda. No se requerirá dicha autorización, en los casos de licencias maternales, postnatal parental y/o licencia por enfermedad grave de hijo menor de un año, lo que deberá, sin embargo, ser informado a la Dirección de Presupuestos. En aquellos casos en que se esté reemplazando a una funcionaria o un funcionario que ha hecho uso de licencia médica en un lapso continuo o discontinuo superior a seis meses en los últimos dos años, el jefe superior del servicio deberá considerar el ejercicio de la declaración de la salud incompatible con el desempeño del cargo de la funcionaria reemplazada o del funcionario reemplazado de conformidad con el artículo 151 del decreto con fuerza de ley N° 29, de 2005, del Ministerio de Hacienda. Artículo 12.- Los órganos y servicios públicos regidos presupuestariamente por el decreto ley Nº 1.263, de 1975, con exclusión del Congreso Nacional, el Poder Judicial, el Ministerio Público y la Contraloría General de la República, necesitarán autorización previa de la Dirección de Presupuestos para efectuar inversiones y gastos en proyectos nuevos, de continuidad o arrastre en Tecnologías de la Información y Comunicaciones (TIC), cuando estas no hayan sido aprobadas durante el proceso EVALTIC correspondiente, o por la Subsecretaría del Interior, conforme a lo dispuesto en la letra l) del artículo 3 de la ley Nº 20.502, habida consideración de las directrices técnicas proporcionadas por EVALTIC, o aquellas que no formen parte de un proceso de Compras Coordinadas comunicado por la Dirección de Compras y Contratación Pública y autorizado por la Dirección de Presupuestos. Se exceptúa de las disposiciones anteriores a la Agencia Nacional de Inteligencia, a las Fuerzas Armadas y a las Fuerzas de Orden y Seguridad Pública, sólo respecto de compras de material bélico, y aquellas asociadas a labores de inteligencia. La Dirección de Presupuestos establecerá los parámetros técnicos, montos máximos, e impartirá instrucciones específicas respecto de las autorizaciones indicadas en el inciso anterior y las requeridas para celebrar los contratos señalados en el artículo 14 de la ley N° 20.128, sobre responsabilidad fiscal, y podrá establecer los mecanismos de adquisición de los productos o contratación de los servicios, y cualquier otra modalidad o procedimiento que ella determine. Artículo 13.- El producto de las ventas de bienes inmuebles fiscales que no estén destinados por aplicación de lo dispuesto en el artículo 56 del decreto ley N° 1.939, de 1977, que efectúe durante el año 2025 el Ministerio de Bienes Nacionales, y las cuotas que se reciban en dicho año por ventas efectuadas en años anteriores, se incorporarán transitoriamente como ingreso presupuestario de dicho ministerio. Esos recursos se destinarán a los siguientes objetivos: a) 65% al Gobierno Regional de la región en la cual está ubicado el inmueble enajenado, para su programa de inversión; b) 10% al Ministerio de Bienes Nacionales, y c) 25% a beneficio fiscal, que ingresará a rentas generales de la Nación. La norma establecida en este artículo no regirá respecto de las ventas que efectúe dicho ministerio a órganos y servicios públicos, o a empresas en que el Estado, sus instituciones o empresas tengan aporte de capital igual o superior al cincuenta por ciento, destinadas a satisfacer necesidades propias del adquirente. No obstante lo anterior, si las empresas a que se refiere el inciso precedente enajenan todo o parte de los bienes inmuebles adquiridos al Ministerio de Bienes Nacionales dentro del plazo de un año contado desde la fecha de inscripción del dominio a su nombre, el Fisco aportará al gobierno regional respectivo el sesenta y cinco por ciento del precio pagado al referido ministerio, o la proporción correspondiente si la venta es parcial. En el caso de los bienes inmuebles de las Fuerzas Armadas, las aplicaciones que se efectúen con cargo a los recursos provenientes de las enajenaciones se incorporarán anualmente en la Ley de Presupuestos, en los respectivos Capítulos de la Partida del Ministerio de Defensa Nacional, y

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 8 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl se identificarán los ingresos y gastos estimados en cada caso. Los recursos sólo podrán emplearse en proyectos de infraestructura, incluidos proyectos de inversión social, tales como habitabilidad y mejoramiento de las condiciones de vida de todo el personal integrante de estas instituciones, y en proyectos de infraestructura militar. Artículo 14.- Los órganos del Estado regidos por esta ley, o los que se especifiquen en los numerales siguientes, informarán a la Comisión Especial Mixta de Presupuestos, con copia a la Biblioteca del Congreso Nacional, lo siguiente: 1. Un cronograma mensual, desagregado por programa presupuestario y por Subtítulos, de gastos del año en curso, que deberá ser enviado durante el mes de marzo, y actualizado en el mes de julio, junto a una explicación de los principales cambios ocurridos en el transcurso del primer semestre y consignados en dicha actualización. 2. Copia de los informes derivados de estudios e investigaciones contratados en virtud de la asignación 22.11.001, dentro de los ciento ochenta días siguientes a la recepción de su informe final. 3. La nómina de los proyectos o programas desarrollados interna y/o externamente que permitan, en lo específico, su posterior uso como tecnologías duales, con identificación de proyectos nuevos o de arrastre, breve descripción de su objetivo, presupuesto anual, organismos involucrados, y su fecha de inicio y de término, lo que será informado antes del 31 de marzo, mediante documento electrónico que permita el tratamiento de sus datos. En el mismo formato y con igual desagregación, se enviará trimestralmente el presupuesto vigente, treinta días después de terminado el trimestre respectivo, estado de avance físico y financiero de los proyectos o programas, así como las modificaciones que en el período informado hayan experimentado. 4. Cada gobierno regional deberá informar los estudios básicos, proyectos y programas de inversión que realizarán en la región y que hayan identificado conforme a lo dispuesto en el artículo 19 bis del decreto ley N° 1.263, de 1975. Tal información comprenderá el nombre del estudio, proyecto o programa, su monto y demás características, y se remitirá dentro de los treinta días siguientes al término del mes de total tramitación de los respectivos decretos. 5. El Comité Sistema de Empresas de la Corporación de Fomento de la Producción o quien lo suceda o reemplace, remitirá un informe financiero trimestral de las empresas del Estado, y de aquellas en que el Estado, sus instituciones o empresas tengan aportes de capital igual o superior al cincuenta por ciento, que comprenderá un balance consolidado por empresa y estado de resultados, a nivel consolidado y por empresa. Dicho informe será remitido dentro de los quince días siguientes a la fecha de vencimiento del respectivo plazo de presentación fijado por la Comisión para el Mercado Financiero. La misma obligación tendrán Televisión Nacional de Chile y la Corporación Nacional del Cobre de Chile (CODELCO), las cuales deberán remitir los informes financieros trimestrales directamente a la Comisión Especial Mixta de Presupuestos. 6. El monto ejecutado por concepto de publicidad y difusión, imputados al Subtítulo 22, ítem 07, en que haya incurrido, por programa presupuestario, en el formato que definirá para tal efecto el Ministerio Secretaría General de Gobierno. Asimismo, informará el detalle del gasto por concepto de publicidad, difusión o relaciones públicas en general, y para ello distinguirá entre avisos, promoción en periódicos, radios, televisión, medios digitales, cines, teatros, revistas, contratos con agencias publicitarias y/o servicios de exposiciones e indicará los proveedores de cada uno de ellos, si éstos tienen una clara identificación local y si pertenecen a un holding, conglomerado o cadena de comunicación. Respecto de estos últimos, se adjuntará además la nómina de las entidades ejecutoras de dichas actividades, su mecanismo de contratación y el monto adjudicado, desagregado por programas. Esta información se remitirá trimestralmente, dentro de los treinta días siguientes al término del respectivo trimestre. 7. Sobre las comisiones de servicio en el país y en el extranjero. Se deberá detallar el número de comisiones y cometidos funcionarios, funcionarias y funcionarios designados, su destino, viático recibido y sus fundamentos y el detalle de los pasajes utilizados en dichas comisiones de servicios, y se indicará el titular de éstos, destino, valor y fecha, a excepción de aquellas que tengan el carácter de reservadas, las que deberán informarse en sesión secreta. Esta información se remitirá trimestralmente. 8. Las contrataciones y desvinculaciones realizadas durante cada trimestre. En ambos casos, se deberá consignar el nombre, cargo y título de educación superior si lo hubiera. En el caso de las desvinculaciones, deberá consignarse la cantidad de funcionarias y funcionarios que cesen en sus funciones en cada uno de los servicios públicos con los que se relacionen, la antigüedad en el cargo, la fecha y la causal de cesación.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 9 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl 9. Los montos de dinero mensuales que son implementados directamente por la institución, aquellos que son ejecutados por medio de convenio marco, licitación pública, licitación privada o trato directo, en cada uno de los programas que constituyen la respectiva Partida. Esta información se remitirá trimestralmente, dentro de los treinta días siguientes al término del respectivo trimestre e incluirá a la Comisión de Hacienda de la Cámara de Diputados. 10. Los gastos asociados a remuneraciones de trabajadores, con indicación de la calidad jurídica de los contratos y los porcentajes de tipos de contratación en relación con el total del personal, diferenciado según género y por estamento, la duración media y promedio de cada contrato, y el número de veces que ha sido contratado bajo esta modalidad por la entidad pública referida. Esta información se remitirá semestralmente e incluirá a la Comisión de Hacienda de la Cámara de Diputados. 11. Las licencias médicas, con identificación de las que corresponden a enfermedades laborales, el hecho de haber sido reembolsadas, el nivel de cumplimiento de la obligación de reembolso y los montos involucrados. La información deberá detallar los días de ausencia y el número de funcionarias y funcionarios que presentan licencias, diferenciado por género, según el formato que determine la Dirección de Presupuestos. Además, deberán informar respecto de la implementación de un plan para abordar la reducción del ausentismo de su personal. Se remitirá trimestralmente, treinta días después del trimestre respectivo, e incluirá a las comisiones de Salud del Senado y de la Cámara de Diputados y a la Dirección de Presupuestos. 12. Los gastos asociados al arriendo de terrenos u otros bienes inmuebles que sirvan de dependencias para las actividades propias del ministerio. Se informará trimestralmente, treinta días después del término del trimestre respectivo, e incluirá a la Comisión de Vivienda y Urbanismo del Senado, y a la Comisión de Vivienda, Desarrollo Urbano y Bienes Nacionales de la Cámara de Diputados. 13. El Ministerio Secretaría General de la Presidencia informará antes del 31 de enero de 2025 acerca de los resultados de la implementación y desarrollo del Plan Buen Vivir durante el año 2024, salvo en lo relativo al Programa de Infraestructura del referido Plan, que corresponderá informar, en igual fecha, al Ministerio de Obras Públicas. Asimismo, los ministerios indicados en el párrafo anterior deberán informar, en el mismo plazo y cada uno en el ámbito de sus competencias relativas al Plan, sobre la planificación presupuestaria, objetivos y metas que éste tendrá para el año 2025. Además, trimestralmente, el Ministerio Secretaría General de la Presidencia informará de las actividades desarrolladas en el marco del Plan Buen Vivir. En tanto, el Ministerio de Obras Públicas informará de las obras ejecutadas y su nivel de avance, con indicación de la cobertura de población, desagregadas por comuna. 14. Durante el año 2025, la Empresa Nacional de Minería, creada por el decreto con fuerza de ley N° 153, de 1960, del Ministerio de Hacienda, deberá informar respecto de las enajenaciones de activos que su Directorio apruebe realizar. 15. Los ministerios de Obras Públicas, de Vivienda y Urbanismo, de Salud y de Educación, y la Subsecretaría de Desarrollo Regional y Administrativo y los gobiernos regionales informarán, a más tardar en el mes de enero de 2025, una nómina con los proyectos de inversión identificados de acuerdo con lo establecido en el artículo 19 bis del decreto ley N° 1.263, de 1975, incluidos en esta ley. Esa nómina contendrá el nombre, localización por comuna y región, estado, fecha de ejecución e inversión estimada total y de cada una de las etapas que conforman el proyecto, y precisará, específicamente, las obras y recursos que se ejecutarán durante el año 2025. Deberán distinguirse aquellos financiados con fondos sectoriales de los financiados con cargo a los recursos contemplados en la ley N° 21.288. Asimismo, a partir de febrero de 2025, deberán enviar mensualmente un informe de actualización que contenga, respecto de cada uno de ellos, su estado de avance y la inversión materializada durante el año 2025. 16. Mensualmente la Dirección de Presupuestos deberá informar la nómina de proyectos de inversión presupuestados en los Subtítulos 29, 31 y 33 por Partida, y para ello desagregará la información por etapa de diseño, ejecución y fecha de entrega prevista. 17. Trimestralmente se informará sobre las instituciones de las señaladas en el artículo 2 y el monto, la duración y las condiciones en que han tomado deuda con garantía estatal. 18. Semestralmente, las empresas públicas creadas por ley, las empresas del Estado y las sociedades en que éste tenga aporte, participación accionaria superior al cincuenta por ciento o mayoría en el directorio, cualquiera sea el estatuto por el que se rijan, incluso aquellas que de acuerdo a su ley orgánica deban ser expresamente mencionadas para quedar obligadas al cumplimiento de ciertas disposiciones, deberán remitir la información relativa al total de deuda que poseen, con

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 10 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl indicación del porcentaje de ella que ha sido tomada con garantía estatal y las fechas y condiciones de su vencimiento. 19. Un reporte trimestral desagregado por ministerio y por región, que dé cuenta de todos los proyectos o programas identificados con el etiquetado de “Género” y de “Cambio Climático” a nivel de Subtítulo. Asimismo, los órganos del Estado regidos por esta ley deberán cumplir con las siguientes obligaciones de información y publicación: a) Publicar en su sitio electrónico institucional un informe trimestral que contenga, en su caso, la individualización de los proyectos beneficiados con cargo a los Subtítulos 24 y 33, nómina de beneficiarios, metodología de elección de éstos, las personas o entidades ejecutoras de los recursos, los montos asignados, la modalidad de asignación, las actividades financiadas, los objetivos y metas anuales, los montos y porcentajes de ejecución, desagregados por programa presupuestario, región y comuna según sea el caso, dentro de los treinta días siguientes al término del respectivo trimestre. En caso de contener coberturas y recursos asignados en glosa, la información deberá presentarse con dicho nivel de desagregación. Si las asignaciones a las que hace mención el párrafo precedente corresponden a transferencias a municipios, el informe respectivo también deberá contener una copia de los convenios firmados con los alcaldes, el desglose por municipio de los montos transferidos y el criterio bajo el cual éstos fueron distribuidos. La precitada información deberá ser remitida en igual plazo y con el mismo detalle a la Comisión Especial Mixta de Presupuestos. b) Publicar en sus respectivos portales de transparencia activa las actas de evaluación emitidas por las comisiones evaluadoras de licitaciones y compras públicas de bienes y servicios que realicen en el marco de la ley N° 19.886, dentro de los treinta días siguientes al término del respectivo proceso. La precitada información deberá ser remitida a la Comisión Especial Mixta de Presupuestos trimestralmente, dentro de los treinta días posteriores al término del trimestre respectivo con el mismo detalle. c) Cada ministerio y los demás órganos de la Administración del Estado deberán publicar en sus respectivos sitios electrónicos institucionales la información relativa al presupuesto asignado por esta ley. Para estos efectos procurarán utilizar un lenguaje claro que permita ser comprendido por la mayor cantidad de personas, con utilización de gráficos y otros mecanismos que permitan comprender, de manera sencilla, la composición del presupuesto y de los distintos elementos que lo integran, y vincularán esta información a las orientaciones estratégicas, objetivos prioritarios y resultados esperados para el período. Se deberán contemplar mecanismos de participación ciudadana, que permitan recoger inquietudes y realizar consultas sobre iniciativas en estudio o para la priorización de acciones futuras, a través de consejos de la sociedad civil, de carácter consultivo, conformados acorde lo establecido en el artículo 74 del decreto con fuerza de ley N° 1-19.653, de 2000, del Ministerio Secretaría General de la Presidencia. Toda información deberá ser proporcionada en formato digital, legible y procesable, que no consista solamente en imagen de la respectiva documentación, desagregada por sexo, cuando corresponda. Asimismo, todo deber de información que no señale una fecha de entrega deberá ser cumplido antes del comienzo de la tramitación de la Ley de Presupuestos del Sector Público para el año siguiente. La información que, de acuerdo con lo establecido en esta ley, deba ser remitida a cualquiera de las comisiones de la Cámara de Diputados o del Senado, se entenderá que debe ser remitida también a la Comisión Especial Mixta de Presupuestos. La Cámara de Diputados y el Senado deberán disponer en un repositorio electrónico de acceso público la información remitida de acuerdo con lo establecido en esta ley. Para tal efecto, se podrá disponer de una plataforma web, a través de la cual las instituciones públicas incluidas en la presente ley deberán disponer la respectiva información. Sin perjuicio de lo anterior, la Comisión Especial Mixta de Presupuestos deberá remitir la información que le corresponda recibir a las comisiones permanentes de la Cámara de Diputados y del Senado cuyas materias de competencia se relacionen con la Partida respectiva, dentro del plazo de treinta días contado desde su recepción.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 11 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl La información que se remita de acuerdo a lo establecido en el presente artículo deberá considerar las particularidades, condiciones y desagregación vigente en la Ley de Presupuestos. Para dar cumplimiento a lo señalado en este artículo, la información indicada deberá ser puesta a disposición por los organismos correspondientes de conformidad a las instrucciones impartidas para tal efecto por la Dirección de Presupuestos. Asimismo, los organismos públicos obligados a remitir la información señalada en el presente artículo deberán ponerla a disposición en los sitios electrónicos en los que dan cumplimiento a las obligaciones de transparencia activa. La omisión de la publicación en la forma señalada o su falta de actualización podrá reclamarse en conformidad con lo dispuesto en el artículo 8 de la Ley de Transparencia de la Función Pública y de Acceso a la Información de la Administración del Estado, contenida en el artículo primero de la ley N° 20.285, sobre Acceso a la Información Pública. Artículo 15.- Fíjase para el año 2025 en 6.500 el número máximo de personas que podrá modificar su calidad jurídica de honorario a suma alzada a contrata, y se asimilará al grado del estamento que le corresponda según el sistema de remuneraciones del servicio, cuya remuneración líquida mensualizada le permita mantener su honorario líquido mensual. Para efectuar los traspasos señalados, a partir del 1 de enero de 2025, a solicitud de los respectivos servicios e instituciones del Sector Público, podrá ser modificado el límite máximo de la dotación de personal fijada en las respectivas glosas presupuestarias de la presente ley, con cargo a una compensación equivalente en el número de personas contratadas a honorarios a suma alzada, fijado en las glosas presupuestarias correspondientes, asociadas a los Subtítulos 21 y 24. Los ajustes derivados de la aplicación de este artículo serán establecidos por medio de decretos del Ministerio de Hacienda, dictados conforme a lo dispuesto en el artículo 70 del decreto ley N° 1.263, de 1975, y deberán ser informados mensualmente, dentro de los treinta días siguientes al término del mes respectivo, a la Comisión Especial Mixta de Presupuestos. También, mediante decretos del Ministerio de Hacienda dictados conforme a lo señalado anteriormente, se establecerán los requisitos para el traspaso; la forma de determinar la remuneración líquida mensualizada, el honorario líquido mensual y el grado de asimilación al estamento que le corresponda según el sistema de remuneraciones del servicio; los criterios de priorización que, a lo menos, deberán establecer las jefas y los jefes superiores de servicio para el caso que haya más personal a honorarios que cupos disponibles para el traspaso; y las demás normas de procedimiento que sean necesarias para la implementación de este artículo. Durante el año 2025, los órganos y servicios públicos incluidos en la presente ley podrán renovar las contrataciones de su personal sobre la base de honorarios sin quedar sujeto a las limitaciones establecidas en el artículo 11 de la ley N° 18.834, sobre Estatuto Administrativo, u otra norma de similar naturaleza que rija al respectivo órgano público. Asimismo, los reemplazos del personal a honorarios no quedarán afectos a la limitación antes señalada. Artículo 16.- La Dirección de Presupuestos proporcionará a las comisiones de Hacienda del Senado y de la Cámara de Diputados, a la Comisión Especial Mixta de Presupuestos y a la Biblioteca del Congreso Nacional los informes y documentos que se señalan, en la forma y oportunidades que a continuación se indican: 1. Informe de ejecución presupuestaria mensual de ingresos y gastos del Gobierno Central, a nivel de Subtítulos, dentro de los treinta días siguientes al término del respectivo mes. Este informe deberá incluir la ejecución mensual de gastos correspondientes a los subtítulos 30 “Adquisición de Activos Financieros” y 32 “Préstamos”, del clasificador de gastos. 2. Informe de ejecución presupuestaria trimestral de ingresos y gastos del Gobierno Central, a nivel de Subtítulos, dentro de los treinta días siguientes al término del respectivo trimestre, e incluirá en anexos un desglose de los ingresos tributarios del período, otras fuentes de financiamiento y saldo de la deuda bruta del Gobierno Central. Del mismo modo, deberá incluir en anexos información del gasto devengado en el Gobierno Central del Subtítulo 22, ítem 07, Publicidad y Difusión, desagregado por asignación, y detallará el gasto por Partida y su variación real respecto de igual trimestre del año anterior y de las asignaciones comprendidas en los Subtítulos 24 y 33, para cada uno de los programas de esta ley. 3. Informe de la ejecución trimestral del presupuesto de ingresos y gastos de las Partidas de esta ley, al nivel de Partidas, Capítulos y Programas aprobados respecto de cada una de ellas, estructurado en presupuesto inicial, presupuesto vigente y monto ejecutado a la fecha respectiva, incluido el gasto de todas las glosas de esta ley, dentro de los treinta días siguientes al término del respectivo trimestre.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 12 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl 4. Copia de los decretos de modificaciones presupuestarias totalmente tramitados durante cada mes y un informe consolidado de las modificaciones presupuestarias efectuadas en dicho mes por Partida, que contenga una descripción que indique si se trata de incrementos por aplicación de leyes, reducciones por ajuste fiscal, o modificaciones por decisiones de política, con especificación de los montos incrementados o disminuidos por Subtítulo y Partida, dentro de los treinta días siguientes a su término. 5. Informe semestral de la deuda pública bruta y neta del Gobierno Central con sus notas explicativas y antecedentes complementarios, dentro de los sesenta y noventa días siguientes al término del correspondiente semestre, respectivamente. 6. Informe trimestral sobre los Activos Financieros del Tesoro Público, dentro de los treinta días siguientes al término del respectivo trimestre. 7. Informe trimestral sobre el Fondo de Reserva de Pensiones y el Fondo de Estabilización Económica y Social, dentro de los noventa días siguientes al término del respectivo trimestre. 8. Informe trimestral de las operaciones de cobertura de riesgo de activos y pasivos autorizados en el artículo 5 de la ley N° 19.908, dentro de los treinta días siguientes al término del respectivo trimestre. 9. Informe trimestral con la actualización del escenario fiscal que considere una proyección de ingresos y gastos, junto a la correspondiente proyección del balance efectivo y cíclicamente ajustado, la proyección de deuda y la posición financiera neta para 2025 y para el programa financiero en cada caso, adicional al Informe sobre Finanzas Públicas establecido en el número 22 del artículo 2° del decreto con fuerza de ley N° 106, de 1960, del Ministerio de Hacienda. En la misma oportunidad se informará acerca de la necesidad de financiamiento que deba ser atendida con cargo a la autorización de endeudamiento otorgada de conformidad al artículo 3. La entrega de esa información respetará los deberes de reserva de información establecidos en leyes especiales. En estos informes se actualizará la proyección de ingresos efectivos y estructurales del Gobierno Central, habida consideración de la recaudación efectiva del año 2024, los ajustes metodológicos que se implementen y la actualización de proyecciones macroeconómicas para el año. Sobre esta base la Dirección de Presupuestos determinará el nivel de gastos compatible con el cumplimiento de la meta fiscal del año y los ajustes que se requieran para su logro. 10. Antecedentes relativos a la planificación estratégica de los órganos de la Administración del Estado. Se entiende por tales a los ministerios y sus respectivos órganos desconcentrados, y servicios públicos. Dichos antecedentes deberán contemplar, a lo menos: a) Definiciones estratégicas, incluyendo al menos la misión y la identificación de sus prioridades a través de objetivos estratégicos. b) Indicadores de desempeño vinculados a los objetivos estratégicos institucionales. Adicionalmente, se proporcionarán los antecedentes relativos a la planificación estratégica de los gobiernos regionales, en lo que sea pertinente. Esta información se remitirá en el mes de julio de 2025, respecto de la Ley de Presupuestos en ejecución, y los primeros quince días de octubre, respecto del proyecto de Ley de Presupuestos del Sector Público para el año siguiente. 11. Antecedentes relativos al diseño y desempeño de la oferta programática vigente de los órganos de la Administración del Estado, entendiendo por tales a los ministerios y sus respectivos órganos desconcentrados, y servicios públicos. Dichos antecedentes deberán contemplar: a) La información que la Dirección de Presupuestos y la Subsecretaría de Evaluación Social recaben en virtud del monitoreo del desempeño de los programas públicos correspondientes a la ejecución del año anterior. Esta información deberá remitirse en el mes de junio. b) La información que la Dirección de Presupuestos y la Subsecretaría de Evaluación Social recaben en virtud de la evaluación ex ante de diseño de los programas nuevos o aquellos que reformulen su diseño en forma significativa presentados en el marco del presupuesto del próximo año. Esta información deberá remitirse quince días antes de que comience la discusión presupuestaria del año siguiente. c) La información recabada de la Evaluación de Programas Gubernamentales (EPG) de acuerdo a lo establecido en el artículo 52 del decreto ley N° 1263, de 1975, Orgánico de Administración

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 13 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Financiera del Estado y en el reglamento fijado a través del decreto N° 2.068 del 21 de abril de 2022, del Ministerio de Hacienda. Esta información deberá remitirse quince días antes de que comience la discusión presupuestaria del año siguiente. 12. Durante el primer trimestre del año la Dirección de Presupuestos informará, de forma agregada, y a nivel de Partida, Capítulo y Programa, los gastos en personal que son imputados al Subtítulo 24, y señalará el monto que la Ley de Presupuestos autoriza al respecto y, a la fecha, la ejecución de dichos recursos y el número de personas que se desempeñan en dichos cargos, según corresponda. De la misma forma, y como parte integrante de los antecedentes que acompañan los contenidos del proyecto de ley de presupuestos del año siguiente, se informará de forma agregada, y a nivel de Partida, Capítulo y Programa, los gastos en personal que se propone serán imputados al Subtítulo 24, junto con una estimación de número de personas que se espera se desempeñen en dichos cargos. Se actualizará la información señalada precedentemente, de forma que permita su comparación respecto de los recursos autorizados por la ley, su ejecución a la fecha y el número de personas que se desempeñan en dichos cargos, según corresponda. La información señalada en los párrafos precedentes, además, deberá publicarse en la página web de la Dirección de Presupuestos. Para dar cumplimiento a lo señalado en los numerales 1 al 11 anteriores, la información indicada deberá ser entregada por los organismos correspondientes de conformidad a las instrucciones impartidas para tal efecto por la Dirección de Presupuestos. Además, dicha información deberá ser publicada en los mismos plazos en los respectivos sitios electrónicos de los organismos obligados a proporcionarla. Durante el mes de marzo de 2025 se conformará una instancia de coordinación entre ambas cámaras del Congreso Nacional y la Dirección de Presupuestos, para efectos de acordar formatos y precisiones respecto de la información de la que trata este artículo. Artículo 17.- Los órganos y servicios públicos incluidos en esta ley necesitarán autorización previa del ministerio del ramo, visada por el Ministerio de Relaciones Exteriores y el Ministerio de Hacienda, para afiliarse o asociarse a organismos internacionales, renovar las afiliaciones existentes o convenir aumento de sus cuotas. En el evento de que la incorporación o renovación les demande efectuar contribuciones o aportes o aumentos de éstos y si los convenios consisten en aumentos del monto de cuotas, su visación quedará condicionada a la disponibilidad presupuestaria, que será verificada por la Dirección de Presupuestos. Artículo 18.- Los decretos supremos del Ministerio de Hacienda que deban dictarse en cumplimiento de lo dispuesto en los artículos de esta ley y los que correspondan para la ejecución presupuestaria se ajustarán a lo establecido en el artículo 70 del decreto ley N° 1.263, de 1975. Las aprobaciones, visaciones y autorizaciones del Ministerio de Hacienda establecidas en esta ley, cuyo otorgamiento no se exija expresamente que se efectúe por decreto supremo, las autorizaciones que prescriben los artículos 22 y 24 del decreto ley N° 3.001, de 1979; la oración final del inciso segundo del artículo 8 del decreto ley N° 1.056, de 1975; el artículo 4 de la ley N° 19.896; el artículo 19 de la ley N° 18.382; la excepción a que se refiere el inciso final del artículo 9 de la ley N° 19.104; las autorizaciones contempladas en el artículo 14 de la ley N° 20.128, en el artículo 27 del decreto ley N° 1.263 de 1975, y aquella dispuesta en el literal r) del artículo 70 de la ley N° 19.300, se cumplirán mediante oficio o visación de la Dirección de Presupuestos, la que podrá delegar tales facultades, total o parcialmente. Las modificaciones que se incorporen a los contratos de concesión y los convenios en que se pacten las compensaciones que se deriven de dichas modificaciones, en virtud de lo dispuesto en el artículo 19 del decreto 900, de 1996, del Ministerio de Obras Públicas, que fija texto refundido, coordinado y sistematizado del decreto con fuerza de ley N° 164, de 1991, del Ministerio de Obras Públicas, Ley de Concesiones de Obras Públicas, se realizarán mediante decreto supremo fundado del Ministerio de Obras Públicas, dictado bajo la fórmula “por orden del Presidente de la República”, el que deberá llevar, además, la firma del Ministro de Hacienda. Las identificaciones que se deben efectuar en función del artículo 19 bis del decreto ley N° 1.263, de 1975, se harán por resolución de la Dirección de Presupuestos. Las visaciones dispuestas en el artículo 5 de la ley N° 19.896 serán efectuadas por la subsecretaria o el subsecretario respectivo, quien podrá delegar tal facultad en la secretaria o el secretario regional ministerial correspondiente.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 14 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Artículo 19.- Las personas encargadas de los programas presupuestarios previstos en esta ley que se encuentren contratadas a honorarios tendrán la calidad de agentes públicos, con la consecuente responsabilidad penal y administrativa, sin perjuicio de la responsabilidad correspondiente de su superior jerárquico. En el ejercicio de sus funciones tales personas deberán ajustar su labor estrictamente al principio de probidad administrativa contemplado en las leyes. Artículo 20.- Cuando los órganos y servicios públicos realicen avisaje y publicaciones en medios de comunicación social, deberán efectuarlos, al menos en el cuarenta por ciento, en medios de comunicación con clara identificación local, distribuidos territorialmente de manera equitativa. Este porcentaje no podrá destinarse a medios que sean parte de conglomerados, holdings o cadenas de medios de comunicación, con los que se relacionen en los términos de los artículos 99 y 100 de la ley N° 18.045, que tengan sedes o sucursales en más de una región. Las obligaciones de publicación indicadas en el inciso precedente deberán sujetarse a lo señalado en el artículo 7 de la Ley de Transparencia de la Función Pública y de Acceso a la Información de la Administración del Estado, contenida en el artículo primero de la ley N° 20.285, y deberá ponerse a disposición, al menos, la siguiente información: monto total y desglose de los gastos en avisaje y publicidad, identificación de los proveedores (razón social y rut), tipo de medio de comunicación (televisión, radio, prensa u otro), identificación territorial (local, regional, nacional), pertenencia o no a un holding, conglomerado o cadena de comunicación. La mencionada información tenderá a publicarse en formato de datos abiertos y reutilizables, de forma que permita y facilite el acceso y la utilización de estos antecedentes por parte de los ciudadanos. Corresponderá al Consejo para la Transparencia impartir instrucciones sobre el cumplimiento de la obligación contenida en el presente inciso. Los órganos y servicios públicos a que se refiere este artículo deberán remitir, a más tardar en marzo de 2025, su planificación anual de avisaje y publicaciones al Ministerio Secretaría General de Gobierno, según el formato y los lineamientos que serán proporcionados oportunamente por dicho ministerio, el que hará un seguimiento del cumplimiento de la obligación establecida en el inciso anterior. Artículo 21.- Los gastos en publicidad y difusión que podrán ejecutarse con cargo a cada Partida presupuestaria durante el año 2025 no podrán superar la suma fijada en el respectivo presupuesto. Al respecto, en el mes de diciembre de 2024, cada ministerio deberá enviar a la Dirección de Presupuestos la distribución de estos recursos, por Programa presupuestario. Dicha distribución será fijada respecto de cada Programa presupuestario mediante decreto del Ministerio de Hacienda, expedido bajo la fórmula establecida en el artículo 70 del decreto ley Nº 1.263, de 1975. Una copia de este decreto, totalmente tramitado, deberá ser enviada a la Comisión Especial Mixta de Presupuestos. De igual forma, podrá aumentarse el monto asignado a un Programa presupuestario para gastos en publicidad y difusión, con cargo a la disminución de otro u otros, pero en ningún caso podrá aumentarse por esta vía el monto total fijado para la Partida. Las actividades de publicidad y difusión que corresponda realizar por los ministerios, delegaciones presidenciales regionales, delegaciones presidenciales provinciales, los gobiernos regionales y los órganos y servicios públicos que integran la Administración del Estado se sujetarán a lo dispuesto en el artículo 3 de la ley N° 19.896. En ningún caso podrán efectuarse campañas publicitarias que tengan por objeto único enumerar los logros de una autoridad específica o del Gobierno en general, con excepción de las cuentas públicas que los organismos señalados en el citado artículo realicen. Para estos efectos, se entenderá que son gastos de publicidad y difusión para el cumplimiento de las funciones de los referidos organismos, aquellos necesarios para el adecuado desarrollo de procesos de contratación; de acceso, comunicación o concursabilidad de beneficios o prestaciones sociales, tales como ejercicio de derechos o acceso a becas, subsidios, créditos, bonos, transferencias monetarias u otros programas o servicios; de orientación y educación de la población para situaciones de emergencia o alarma pública; y, en general, aquellos gastos que, debido a su naturaleza, resulten impostergables para la gestión eficaz de los mismos organismos. Los organismos a que se refiere este artículo sólo podrán editar memorias y otras publicaciones por medios electrónicos, salvo que la ley que los regule indique expresamente que se deben publicar en medios impresos. No podrán incurrir en gastos para la elaboración de artículos de promoción institucional. El gasto por concepto de suscripciones a revistas, diarios y servicios de información, tanto en papel como por medios electrónicos de transmisión de datos, deberá limitarse al que sea estrictamente indispensable para el quehacer de los servicios.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 15 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Con todo, durante el período de propaganda electoral señalado en el artículo 31 de la ley N° 18.700 y hasta el día de la elección, inclusive, se podrá prohibir la difusión, por cualquier medio, de propaganda o publicidad de los órganos señalados en este artículo, de las municipalidades y gobiernos regionales, respecto de cualquier materia, con excepción de la información relativa a la protección de las personas en casos de riesgo de desastres o de emergencias que puedan poner en peligro la salud, integridad o vida de las personas, por motivos de seguridad nacional o la que deba hacer el Servicio Electoral respecto del proceso eleccionario. Artículo 22.- Las comisiones de servicio en el país y en el extranjero deberán reducirse a las que sean imprescindibles para el cumplimiento de las tareas institucionales, especialmente aquellas en el extranjero, las que no podrán exceder de dos personas por actividad. Excepcionalmente, la Dirección de Presupuestos podrá autorizar al servicio una comisión de servicio mayor al número señalado, cuando le asistan motivos fundados. Sólo el Presidente de la República y las ministras y los ministros de Estado en comisiones de servicio en el extranjero podrán ser acompañados por comitivas. En el caso de las ministras y los ministros, estas comitivas estarán compuestas por el máximo de un acompañante y sólo en caso de ser estrictamente necesario. En situaciones debidamente justificadas podrá asistir una segunda persona como acompañante, en cuyo caso deberá solicitarse una autorización previa a la Dirección de Presupuestos. Sin perjuicio de lo anterior, la Ministra o el Ministro de Relaciones Exteriores podrá ser acompañado por un máximo de tres personas. Los servicios públicos deberán informar a la Dirección de Presupuestos, a partir de la publicación de esta ley y a más tardar el 31 de enero de 2025, un plan anual de viajes al extranjero, el que deberá adecuarse al presupuesto aprobado en esta ley. Este plan de viajes al extranjero podrá ser modificado, en la medida que no implique un mayor gasto, y deberá informarse de ello a la Dirección de Presupuestos. Las visitas de Estado, oficiales o de trabajo, en que el Presidente de la República o las ministras y los ministros de Estado convoquen como parte de la delegación a miembros del Congreso Nacional, a ministras y ministros de la Corte Suprema, a la Contralora o al Contralor General de la República o a otras autoridades superiores de la Administración del Estado, serán consideradas comisiones de servicio de interés para la política exterior del país. En ningún caso esto podrá significar duplicidad en el pago de viáticos. Artículo 23.- Para todos los organismos públicos contenidos en esta ley la asignación de recursos a instituciones privadas, provenientes de transferencias corrientes y de capital, salvo que la ley expresamente señale lo contrario o que sean asignaciones nominadas en esta ley, será el resultado de un concurso público abierto y transparente, que garantice la probidad, eficiencia y eficacia en el uso de los recursos públicos, y la igualdad y la libre concurrencia de los potenciales beneficiarios de la transferencia. Estas transferencias se materializarán previa suscripción de convenio. El concurso y el convenio serán obligatorios para seleccionar a una institución privada ejecutora de política pública. Excepcionalmente, se permitirá la asignación de recursos sin concurso a instituciones privadas en los casos que a continuación se señala: a) Si en los concursos públicos respectivos no se presentaron interesados. b) Si sólo existe una persona jurídica como posible beneficiario de los recursos o como su ejecutor. c) En casos de emergencia, urgencia o imprevisto, calificados de conformidad a lo establecido en el inciso siguiente, sin perjuicio de las disposiciones especiales para casos de sismos y catástrofes contenidas en la legislación pertinente. En los casos señalados anteriormente deberá acreditarse la concurrencia de la circunstancia que justifica la asignación directa, mediante resolución fundada del jefe superior de la entidad que asigne los recursos o de aquel a quien éste le haya delegado dicha facultad. En casos graves, debidamente calificados según lo dispuesto en el convenio, el incumplimiento, ya sea de las disposiciones de esta ley o de los términos de los respectivos convenios, tendrá aparejada la imposibilidad de efectuar cualquier nueva transferencia de recursos públicos a la respectiva institución privada hasta que dicha situación sea subsanada. Lo anterior, sin perjuicio de lo dispuesto en la resolución N° 30, de 2015, de la Contraloría General de la República, o de la que la reemplace, y de la responsabilidad administrativa que pueda derivarse de este incumplimiento en el órgano responsable.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 16 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Las instituciones receptoras de fondos que no cumplan las obligaciones de la ley N° 19.862 no podrán recibir fondos públicos establecidos en esta ley hasta subsanar dicha situación. Los ministerios y servicios públicos deberán resguardar el registro de la información correspondiente de dicha ley. De igual forma deberán publicar la información relativa a las transferencias, en conformidad a lo dispuesto en las letras f) y k) del artículo 7 del artículo primero de la ley N° 20.285, sobre Acceso a la Información Pública. Las disposiciones del presente artículo y los artículos 24, 25 y 26 siguientes, se aplicarán igualmente a aquellas transferencias corrientes y de capital que tengan una regulación propia para su asignación, incluso en los casos en que las transferencias se efectúen sin concurso por disposición de esta ley o de otro cuerpo normativo, en todo aquello en que no sean contradictorias. Artículo 24.- Los convenios de transferencia a los que hace referencia el artículo anterior, estarán sujetos a las siguientes obligaciones y prohibiciones, tanto cuando se trate de transferencias corrientes a instituciones privadas beneficiarias, como a instituciones privadas ejecutoras de políticas públicas: 1. Deberán indicar el objeto social o fines que establecen los estatutos o el acta de constitución de la institución privada con la cual se suscriba el convenio. El objeto social se acreditará de manera previa a la suscripción del convenio de transferencia, y deberá ser pertinente con la actividad a desarrollar. 2. Deberán indicar las actividades específicas a desarrollar y/o los conceptos de gastos que se financiarán. 3. No podrán establecer compromisos financieros que excedan el ejercicio presupuestario, salvo que cuenten con la autorización previa de la Dirección de Presupuestos. 4. Deberán condicionar la suscripción del convenio al cumplimiento íntegro de las obligaciones establecidas en la ley N° 19.862. 5. Las rendiciones de cuentas se deberán realizar a través del Sistema de Rendición Electrónica de Cuentas de la Contraloría General de la República. La incorporación al sistema, y las modalidades de uso se deberán realizar de acuerdo con las instrucciones que la Contraloría General de la República emita al efecto. Lo anterior, sin perjuicio de las autorizaciones vigentes otorgadas por la Contraloría General de la República a determinados organismos públicos para el uso de sistemas digitales propios de rendición de cuentas. Será responsabilidad de los órganos y servicios públicos velar por el buen uso de la plataforma y por la veracidad de la información que en ella se registre. Asimismo, será responsabilidad de dichos órganos y servicios, exigir que los receptores cumplan con la obligación de rendir cuentas, verificar el correcto uso de los recursos y exigir sus restituciones, si correspondiere. Salvo que los respectivos convenios dispongan un plazo diferente, los organismos públicos tendrán el plazo máximo de seis meses para pronunciarse acerca de la rendición de cuentas otorgadas por las instituciones privadas respectivas. 6. Deberá acreditarse que el receptor ha cumplido con las obligaciones de rendir cuenta respecto de cualquier otro convenio suscrito con el órgano que efectúa la transferencia, en su caso. 7. Deberá incorporarse una cláusula que exija la restitución de los recursos transferidos en caso de que éstos sean destinados a una finalidad distinta de aquella para la cual fueron asignados, o bien, no hayan sido utilizados o rendidos o hayan sido observados en el proceso de revisión de la rendición de cuentas. Artículo 25.- Además de los requisitos del artículo anterior, los convenios que se suscriban en que se establezcan transferencias de recursos a instituciones privadas ejecutoras de políticas públicas, deberán cumplir con lo siguiente: a) Sólo se podrán suscribir convenios con aquellas instituciones privadas que al momento de la postulación tengan a lo menos dos años de antigüedad contados desde su constitución, y que demuestren experiencia en el área de ejecución del convenio. Para estos efectos, al momento de suscribir el convenio se deberá requerir un certificado de vigencia otorgado por el organismo competente en que se acredite la antigüedad de la institución. Asimismo, al momento de la postulación, se requerirán antecedentes que demuestren la experiencia de la institución privada o de los responsables del equipo de trabajo que ejecuten el proyecto asociado al convenio. b) Las instituciones privadas que suscriban convenios deberán constituir una o más garantías a favor del órgano de la Administración, con el objeto de garantizar el fiel cumplimiento de las

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 17 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl obligaciones establecidas en el convenio, cuando el total del monto de los recursos que se transfieran supere las 1.000 unidades tributarias mensuales. Dichas garantías deberán consistir en vales vistas, boletas de garantía, pólizas de seguro, depósitos a plazo, certificados de fianza u otros instrumentos que permitan su cobro inmediato, y deberán ascender al cinco por ciento del monto total de los recursos a transferir. Para estos efectos, se considerará el valor de la unidad tributaria mensual correspondiente al mes de enero del año de suscripción del convenio de transferencia. Los costos financieros en que incurran las instituciones privadas con motivo del proyecto o iniciativa podrán ser considerados en los convenios de transferencias correspondientes. c) Deberán considerar, como condición a la transferencia de los recursos, el cumplimiento de hitos diferidos en el tiempo, relacionados con el cumplimiento del objetivo para el que fueran asignados. Se podrán realizar anticipos por hasta un 20%, de conformidad a lo que establezca el convenio. d) Se podrá autorizar la subcontratación con terceros para las actividades que no constituyan el objeto principal del convenio, las cuales deberán estar claramente precisadas en éste. Excepcionalmente, se podrá autorizar la subcontratación del objeto principal del convenio cuando se advierta la imposibilidad de darle cumplimiento. Para estos efectos, el jefe de servicio deberá emitir una resolución fundada que especifique las razones de la subcontratación. El convenio deberá incorporar todas las actividades, los montos y las instituciones que serán subcontratadas. En ningún caso, dicha subcontratación se podrá realizar con personas relacionadas, en conformidad a lo dispuesto en el artículo 100 de la ley N° 18.045. Se deberá enviar a las Comisiones de Hacienda de la Cámara de Diputados y del Senado una copia de la resolución y el convenio de cada excepcionalidad. e) No se podrá fraccionar en distintos convenios la asignación de recursos a una misma institución privada, cuando éstos estén destinados a un mismo objetivo dentro de una región o a nivel nacional y, además, provengan de una misma asignación o programa presupuestario. Para estos efectos, deberá dejarse constancia en el convenio de la existencia de otros convenios suscritos por la institución privada con el mismo organismo y que se encuentren vigentes. Todos los órganos públicos deberán publicar el proyecto y presupuesto adjudicado y el convenio asociado a éste en el sitio electrónico institucional en el plazo no mayor de quince días corridos una vez firmado este último. Misma obligación recaerá sobre la institución privada receptora de transferencias por un monto mayor a 2.000 unidades tributarias mensuales, la cual, además deberá publicar en su sitio electrónico dichos documentos junto a los estados financieros, balance y memoria anual de actividades. Asimismo, deberá publicar la nómina de su directorio en ejercicio o de su órgano superior de administración, administradores principales, y los recursos recibidos por fecha, monto y organismo otorgante. El Ministerio de Hacienda podrá impartir instrucciones complementarias de aplicación general respecto del contenido de los convenios, o de las reglas a que deben atenerse los concursos para su adjudicación. El jefe de servicio o la máxima autoridad del órgano respectivo velará por el íntegro cumplimiento de estas instrucciones. Artículo 26.- Los organismos públicos receptores de recursos provenientes de transferencias, que deban reintegrarlos a rentas generales de la nación, porque no han sido utilizados o por cualquier otro motivo, deberán hacerlo, a más tardar, dentro del mes siguiente al cierre de la rendición de cuentas del respectivo convenio. El proceso de rendición de cuenta no podrá extenderse por más de seis meses contados desde la finalización de la ejecución del convenio. Los receptores privados que se encuentren en la obligación de restituir recursos transferidos deberán hacerlo al organismo público correspondiente, dentro del plazo máximo de sesenta días hábiles contado desde el término del respectivo convenio. Luego de la recepción de los recursos, el organismo público deberá reintegrar dichos recursos a rentas generales de la Nación, a más tardar al mes siguiente de su recepción. En el caso de los organismos públicos, se entenderá por recursos transferidos no utilizados, los saldos no utilizados al término de la ejecución de las actividades convenidas. Si se trata de instituciones privadas, serán los que se encuentren en dicha situación al término del respectivo convenio. Si se trata de transferencias consolidables entre organismos del sector público, éstas podrán efectuarse sin necesidad de suscripción de un convenio por parte de los organismos involucrados. Lo anterior, sin perjuicio de lo que dispongan las glosas aplicables de esta ley o de las facultades de las jefas y los jefes de servicio en este sentido.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 18 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Los convenios de transferencias a municipalidades deberán incluir la información de las contrataciones de personal que se vayan a celebrar para el cumplimiento del objeto del convenio, así como su calidad jurídica. Los convenios de transferencia deberán regular el destino de los bienes muebles adquiridos con cargo a los recursos transferidos, al término de la ejecución de los programas. Con autorización previa de la Dirección de Presupuestos los órganos públicos podrán comprometer transferencias a otros órganos del sector público que excedan el ejercicio presupuestario. Artículo 27.- Sin perjuicio de lo dispuesto en el artículo 12 de la ley N° 19.880, las autoridades, las funcionarias y los funcionarios públicos y el personal contratado sobre la base de honorarios, no podrán participar o intervenir en modo alguno en el proceso de concursabilidad, adjudicación o suscripción de un convenio, cuando se encuentren en las siguientes situaciones: 1. Cuando tengan la calidad de cónyuge, conviviente civil, o parientes hasta el cuarto grado de consanguinidad o tercero de afinidad inclusive, o tengan hijo o hija en común, con los miembros del directorio o de los ejecutivos o administradores principales de una institución privada que forme parte de un proceso concursal. 2. Cuando hayan trabajado, prestado servicios remunerados o no, o desempeñado labores directivas en una institución privada que forme parte de un proceso concursal, en los dos años inmediatamente anteriores contados desde que asumieron el cargo público que desempeñan. 3. Cuando hayan emitido opinión, por cualquier medio, sobre un procedimiento concursal en curso y cuya resolución de adjudicación se encuentre pendiente. En el acta o las actas que se levanten durante el proceso concursal deberá dejarse constancia de la nómina de las funcionarias y los funcionarios públicos y del personal contratado sobre la base de honorarios que intervinieron en éste. Artículo 28.- Los organismos públicos regidos por esta ley, cuando cuenten con asignaciones de transferencias corrientes al sector privado, a otras entidades públicas, y a instituciones privadas ejecutoras de política pública, o bien, de capital al sector privado, y a otras entidades públicas, destinadas al mismo objeto y con la misma denominación, podrán efectuar procesos de asignación de estos recursos en forma conjunta, imputando el gasto a los ítems 01, 03 y 08 según corresponda. Para estos efectos, mediante decreto de modificación presupuestaria dictado con posterioridad a la adjudicación, se deberá regularizar la asignación de los recursos asociados a estas transferencias. La asignación de estos recursos en ningún caso podrá superar la suma de los ítems involucrados en conjunto. Artículo 29.- Los actos y contratos que se hayan ejecutado y celebrado con anterioridad a la entrada en vigencia de la presente ley y cuya imputación presupuestaria esté afecta a una Asignación, ítem o Subtítulo distinto de aquel que corresponde de acuerdo al presente ordenamiento, continuarán produciendo sus efectos hasta su terminación con cargo a la Asignación, ítem o Subtítulo que corresponda de acuerdo a esta ley. Artículo 30.- El arriendo de infraestructura para realizar actividades institucionales, tales como reuniones, jornadas de planificación u otras similares, sólo deberá autorizarse en la medida que el servicio respectivo no cuente con infraestructura propia para ello, ni que le pueda ser facilitada por otro servicio público. Los servicios públicos deberán efectuar todas las gestiones que sean necesarias para recuperar, desde las instituciones de salud previsional, los montos correspondientes a los subsidios por licencias médicas. El devengamiento asociado a la recuperación de licencias médicas de beneficiarios de ISAPRE deberá realizarse dentro del mes siguiente al que se presentó dicha situación. Además, el Servicio Público deberá realizar todas las gestiones para percibir dicho integro en el plazo máximo de cuarenta y cinco días corridos contado desde la fecha de pago de la respectiva remuneración mensual e ingresarlos a rentas generales de la Nación. Para tales efectos, la Tesorería General de la República emitirá instrucciones técnicas generales para materializar estos procesos. Corresponderá a las unidades de auditoría interna de cada repartición la verificación del cumplimiento estricto de lo dispuesto en este inciso, y deberán informar trimestralmente de ello al Consejo de Auditoría Interna General de Gobierno. Lo dispuesto tanto en el artículo 22 como en los incisos anteriores también le será aplicable, en lo pertinente, a las empresas del Estado, incluidas Televisión Nacional de Chile, la Corporación

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 19 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Nacional del Cobre de Chile y el Banco del Estado de Chile, y a todas aquellas sociedades en que el Estado, sus instituciones o empresas tengan aporte de capital igual o superior al cincuenta por ciento. Los instructivos sobre buen uso de los recursos fiscales, que dicten el Presidente de la República o el Ministerio de Hacienda serán obligatorios para los órganos de la Administración Central del Estado y para los gobiernos regionales. Artículo 31.- El Ministerio de Hacienda podrá impartir instrucciones generales en materias de presupuesto de caja, endeudamiento y proyectos de inversión; y específicas, en materias de viajes al exterior, gastos de publicidad y de responsabilidad empresarial, aplicables a todas las empresas del Estado, incluidas Televisión Nacional de Chile, la Corporación Nacional del Cobre de Chile y el Banco del Estado de Chile, y a todas aquellas sociedades en que el Estado, sus instituciones o empresas tengan aporte de capital igual o superior al cincuenta por ciento. Copia de estas instrucciones serán enviadas a la Comisión Especial Mixta de Presupuestos a más tardar treinta días después que sean emitidas. Artículo 32.- Las funcionarias y los funcionarios públicos regulados por la ley N° 18.834, sobre Estatuto Administrativo, cuyo texto refundido, coordinado y sistematizado fue fijado por el decreto con fuerza de ley N° 29, de 2005, del Ministerio de Hacienda, el Presidente de la República, ministras y ministros de Estado, subsecretarias y subsecretarios, gobernadoras y gobernadores regionales, delegadas y delegados presidenciales regionales y jefas y jefes superiores de los servicios públicos regidos por el Título II de la ley N° 18.575, orgánica constitucional de Bases Generales de la Administración del Estado, cuyo texto refundido, coordinado y sistematizado fija el decreto con fuerza de ley N° 1-19.653, de 2000, del Ministerio Secretaría General de la Presidencia, no tendrán derecho a percibir dieta o remuneración por integrar consejos o juntas directivas, presidencias, vicepresidencias, directorios, comités u otros equivalentes con cualquier nomenclatura, de empresas o entidades públicas que incrementen la remuneración correspondiente a los cargos regulados por las leyes señaladas. Artículo 33.- La dotación máxima de vehículos motorizados fijada en las Partidas de esta ley para los servicios públicos comprende todos los destinados al transporte terrestre de pasajeros y de carga, incluidos los adquiridos directamente con cargo a proyectos de inversión. La dotación podrá ser aumentada respecto de alguno de éstos, mediante decreto dictado en la forma dispuesta en el artículo 70 del decreto ley N° 1.263, de 1975, con cargo a la disminución de la dotación máxima de otros de dichos servicios, sin que pueda ser aumentada en caso alguno la dotación máxima del ministerio de que se trate. El decreto supremo respectivo dispondrá el traspaso del o de los vehículos correspondientes desde el Servicio en que se disminuye a aquel en que se aumenta. Al efecto, los vehículos deberán ser debidamente identificados y el decreto servirá de suficiente título para transferir su dominio, y deberán inscribirse en el Registro de Vehículos Motorizados del Servicio de Registro Civil e Identificación. Artículo 34.- Los órganos y servicios públicos del Gobierno Central incluidos en esta ley podrán efectuar pagos imputables al Subtítulo 34, ítem 07, Deuda Flotante, así como giros imputables al Subtítulo 25, ítem 99, Otros Integros al Fisco, excediéndose de las sumas ahí fijadas, en los términos señalados en el artículo 28 del decreto ley N° 1.263, de 1975. Para tales efectos, se podrán exceder los montos establecidos en las respectivas asignaciones y sancionar posteriormente tales excesos mediante decretos del Ministerio de Hacienda que se dicten en la forma dispuesta en el artículo 70 del citado decreto ley. Artículo 35.- Toda información que, de acuerdo con lo establecido en los artículos de esta ley y en las respectivas glosas, deba ser puesta a disposición por cualquier órgano de la Administración del Estado, principalmente por los ministerios y la Dirección de Presupuestos, a las diversas instancias del Congreso Nacional, se proporcionará sólo en formato digital y procesable por software de análisis de datos, es decir, en planillas de cálculos o archivos de texto plano. El incumplimiento de cualquiera de los deberes de información contenidos en esta ley dará lugar al procedimiento y las sanciones que establece el artículo 10 de la ley N° 18.918, orgánica constitucional del Congreso Nacional. Para dicho efecto, y a solicitud de cualquier diputado o senador, la Presidenta o el Presidente de la Cámara de Diputados o del Senado remitirá los antecedentes a la Contraloría General de la República. De dicha acción deberá darse cuenta en la respectiva sesión.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 20 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Artículo 36.- El registro de contratistas y proveedores de la Administración al que se refieren los artículos 16 y 17 de la ley N° 19.886, de Bases sobre Contratos Administrativos de Suministro y Prestación de Servicios, deberá contener la individualización de las personas naturales y jurídicas que, a cualquier título, participen en la propiedad y administración de la persona jurídica inscrita en dicho registro. La Dirección de Compras y Contratación Pública deberá solicitar la precitada información dentro de los sesenta días siguientes a la publicación de esta ley, con el fin de adecuar el referido registro a las exigencias establecidas en este artículo. Artículo 37.- Autorízase al Fisco para postergar a contar de la fecha de publicación de esta ley y hasta su vigencia, el cumplimiento de la obligación contenida en el artículo tercero transitorio de la ley N° 21.174, que establece nuevo mecanismo de financiamiento de las capacidades estratégicas de la defensa nacional, respecto del Fondo de Contingencia Estratégico. Artículo 38.- Para los efectos de los gastos reservados asignados para el año 2025, el informe escrito de la Contraloría General de la República, que en virtud del inciso tercero del artículo 4 de la ley N° 19.863 deberá suscribirse en conjunto por la jefa o jefe de servicio y las jefas o jefes de las unidades operativas que tengan a su cargo gastos reservados, deberá contar además con el visto bueno del ministro o ministra respectiva, incluidos para estos efectos la Subsecretaría del Interior, la Subsecretaría de Relaciones Exteriores y las Subsecretarías de Defensa y de las Fuerzas Armadas. El informe a que se refiere deberá contar con la información suficiente para permitir al Contralor General de la República verificar que se ha dado cumplimiento a los fines establecidos en el artículo 2 y a lo dispuesto en el artículo 6 de la ley N° 19.863. Sin perjuicio de lo establecido en los incisos anteriores, el Ejecutivo ingresará, dentro del primer semestre del año 2025, un proyecto de ley que modifique la ley N° 19.863, sobre remuneraciones de autoridades de Gobierno y cargos críticos de la Administración Pública y da normas sobre gastos reservados, con el fin de incluir al nuevo ministerio de seguridad pública en la regulación de los referidos gastos, así como perfeccionar las exigencias relativas a su rendición de cuentas sin alterar su naturaleza de reservados. Artículo 39.- Durante el año 2025 la enajenación de los bienes inmuebles que formen parte del patrimonio de afectación fiscal del Comando de Industria Militar e Ingeniería del Ejército y de los Servicios de Bienestar de las Fuerzas Armadas requerirá de la visación del Ministerio de Defensa Nacional y del Ministerio de Bienes Nacionales. Respecto de los inmuebles que forman parte del patrimonio de afectación fiscal del Comando de Industria Militar e Ingeniería del Ejército y del Servicio de Bienestar de Carabineros de Chile y de la Jefatura de Bienestar de la Policía de Investigaciones de Chile, requerirán de la visación del Ministerio del Interior y Seguridad Pública y del Ministerio de Bienes Nacionales. Estas enajenaciones deberán ser informadas previamente por el Ministerio de Defensa Nacional o por el Ministerio del Interior y Seguridad Pública, según corresponda, al Ministerio de Vivienda y Urbanismo y a la Comisión Especial Mixta de Presupuestos. Artículo 40.- Durante el año 2025 la suma de los montos involucrados en operaciones de cobertura de riesgos financieros que celebren las entidades autorizadas en el artículo 5 de la ley N° 19.908, no podrá exceder de US$4.000.000 miles o su equivalente en moneda nacional. Tales operaciones se deberán efectuar con sujeción a lo dispuesto en la citada norma legal. Artículo 41.- Ante la ocurrencia de una emergencia, desastre o catástrofe declarada según las disposiciones de la ley N° 16.282, en virtud de la cual se requieran recursos con el objeto de financiar la etapa de rehabilitación definida en la ley N° 21.364, las solicitudes de los diferentes servicios públicos deberán ser coordinadas por la Subsecretaría del Interior. Para lo anterior, la Subsecretaría del Interior coordinará un Comité de Ayudas Tempranas, el que estará integrado por la Subsecretaría de Servicios Sociales y el Servicio Nacional de Prevención y Respuesta ante Desastres. Este comité tendrá por objeto proponer el plan del Gobierno Central en ayuda inmediata a los afectados. Este plan será presentado a la Dirección de Presupuestos para aprobar su financiamiento. En el caso de que se requieran recursos para financiar la etapa de reconstrucción definida en la ley N° 21.364, las solicitudes de los diferentes servicios públicos deberán ser coordinadas por la Ministra o el Ministro de Desarrollo Social y Familia.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 21 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Para lo anterior, la Ministra o el Ministro de Desarrollo Social y Familia presidirá el Comité de Reconstrucción integrado por las Ministras o los Ministros del Interior y Seguridad Pública, de Hacienda, de Obras Públicas, de Vivienda y Urbanismo, y de Agricultura; la Subsecretaria o el Subsecretario de Desarrollo Regional y Administrativo del Ministerio del Interior y Seguridad Pública y cualquier otro ministerio y/o servicio público, que tengan competencia en la respectiva reconstrucción. Este comité tendrá por objeto elaborar los planes y estrategias de reconstrucción; coordinar, adoptar y comunicar, según corresponda, las medidas tendientes a la ejecución de dichos planes y estrategias. Los planes serán presentados al Ministerio de Hacienda para aprobar su financiamiento e informados al Presidente de la República. El funcionamiento de este Comité se regulará en virtud de lo dispuesto en el decreto supremo N° 2, de 2024, del Ministerio de Desarrollo Social y Familia, y sus eventuales modificaciones. Asimismo, ante situaciones de emergencia declaradas según las normas sectoriales pertinentes, las asignaciones presupuestarias habilitadas para la respuesta, tales como la Asignación Para Atender Situaciones de Emergencia de la Subsecretaría del Interior, la Asignación Emergencias Agrícolas de la Subsecretaría de Agricultura, la Asignación Emergencias del Instituto de Desarrollo Agropecuario, la Asignación Emergencias Sanitarias del Servicio Agrícola y Ganadero y la Asignación Programas Especiales del Servicio de Cooperación Técnica, podrán eximirse de la aplicación de los artículos 23, 24, 25 y 26. Los planes y estrategias vigentes serán publicados en el sitio electrónico del Ministerio de Hacienda y se informará su contenido y ejecución mensual a la Comisión Especial Mixta de Presupuesto. En situaciones de emergencia, desastre o catástrofe declaradas según las disposiciones de la ley N° 16.282, el Ministerio de Obras Públicas podrá intervenir infraestructura vial y de canales de propiedad privada, previa autorización del o los adquirentes. En materia de proyectos de fomento productivo, conservación y reconstrucción de infraestructura dañada producto de las mismas ocurrencias señaladas en el inciso anterior, el Ministerio de Desarrollo Social y Familia y el Ministerio de Hacienda dispondrán un procedimiento abreviado para la declaración de admisibilidad de las iniciativas. Dicho procedimiento deberá estar publicado a más tardar el 31 de enero de 2025. Artículo 42.- El traspaso del servicio educacional, regulado por el artículo octavo transitorio de la ley N° 21.040, desde las municipalidades y corporaciones municipales que correspondan, a los Servicios Locales de Educación Pública señalados en el Capítulo I, Títulos I (Tamarugal), II (Elqui), III (Costa Central) y IV (Marga Marga); y Capítulo II con excepción del Título XI (Chiloé); del decreto N° 162, de 2022, del Ministerio de Educación, y sus modificaciones, no se producirá el año 2025. Excepcionalmente, el Ministerio de Educación podrá determinar mediante resolución exenta fundada que el traspaso del servicio educacional a los Servicios Locales de Educación Pública señalados en el Capítulo I, Títulos II (Elqui) y III (Costa Central), del decreto N° 162, de 2022, del Ministerio de Educación, y sus modificaciones, podrá producirse durante 2025. La entrada en funcionamiento de los Servicios Locales de Educación Pública señalados en el Capítulo III, Títulos III (Manquehue), VI (Costa Colchagua) y VIII (Maule Valle), del decreto N° 162, de 2022, del Ministerio de Educación, y sus modificaciones, no se producirá el año 2025. Por su parte, los Servicios Locales de Educación Pública señalados en el Capítulo IV, Títulos III (Chacabuco) y IV (Los Viñedos), del decreto N° 162, de 2022, del Ministerio de Educación, y sus modificaciones, entrarán en funcionamiento el año 2025. Para los efectos de lo dispuesto en los incisos anteriores, el Presidente de la República, mediante decreto expedido por intermedio del Ministerio de Hacienda, dictado bajo la fórmula “Por orden del Presidente de la República”, podrá crear, suprimir o modificar los capítulos, programas, subtítulos, ítems, asignaciones y glosas presupuestarias que sean pertinentes. Sin perjuicio de lo establecido en el inciso segundo, los Servicios Locales de Educación Pública a los que les corresponde ser creados en 2025 no podrán ejecutar sus presupuestos hasta el despacho del proyecto de ley que modifica la ley N° 21.040 y otros cuerpos legales, fortaleciendo la gestión educativa y mejorando las normas sobre administración e instalación del Sistema de Educación Pública. (Boletín N° 16.705-04). Artículo 43.- El Ministerio de Hacienda mantendrá una plataforma informática en la que publicará la información detallada sobre los recursos asignados, su ejecución mensual a nivel transaccional para los organismos que conforman el Gobierno Central y los respectivos respaldos documentales. Se publicará esta información en forma detallada por regiones, así como los principales receptores de recursos y proveedores del Estado.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 22 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Artículo 44.- De acuerdo a lo establecido en el artículo 6° del decreto ley N° 1.263 de 1975, la totalidad de los recursos presupuestarios que hayan sido puestos a disposición de los órganos y servicios públicos, así como los correspondientes a sus ingresos propios, serán susceptibles de ser utilizados para el financiamiento de cualquiera de sus conceptos legales de gasto. Los órganos y servicios del sector público regidos por esta ley deberán mantener cuentas corrientes que estén a su nombre, y clasificarlas en tres tipos excluyentes, correspondientes a remuneraciones, fondos de terceros y resto de operaciones. Para ello, adoptarán las medidas administrativas que sean necesarias. La Dirección de Presupuestos impartirá instrucciones sobre la materia. Los recursos que, como consecuencia de la aplicación de las disposiciones de este artículo, sean susceptibles de ser reingresados al tesoro público, por sobre el monto de gasto global autorizado en la Ley de Presupuestos, serán incorporados al Fondo de Estabilización Económica y Social creado por el artículo 10 de la ley N° 20.128, de acuerdo a las instrucciones que sean impartidas en ejercicio de la atribución establecida en el inciso anterior. Artículo 45.- Durante el año 2025 la Subsecretaría de Desarrollo Regional y Administrativo elaborará un estudio de índice de brechas comunales, que abarcará los diferentes aspectos de infraestructura y servicios por comuna en relación a su cantidad de habitantes. Para estos efectos, la Subsecretaría de Desarrollo Regional y Administrativo deberá identificar o crear, según corresponda, un indicador por cada tipo de infraestructura o servicio a medir; determinar un estándar objetivo por cada tipo de infraestructura o servicio que permita mantener una buena calidad de vida a los habitantes de las comunas del país; identificar y cuantificar económicamente la brecha comunal existente de cada estándar, y cuantificar las brechas totales por comuna y por tipo de infraestructura o servicio. El estudio de índice de brechas comunales mencionado abarcará, al menos, los siguientes ámbitos: áreas verdes y espacios públicos, pavimentación, luminarias y alumbrado público, agua potable y saneamiento, presencia policial, infraestructura policial, internet, transporte, ciclovías, salud primaria, servicios, acceso a educación, infraestructura deportiva, infraestructura cultural, e infraestructura de protección del medio ambiente. La Subsecretaría de Desarrollo Regional y Administrativo deberá coordinarse con ministerios y órganos públicos para determinar los indicadores y definir el estándar objetivo. Los resultados del estudio deberán estar publicados en el sitio web de la Subsecretaría de Desarrollo Regional y Administrativo a más tardar el 30 de septiembre de 2025. Durante el último trimestre del año 2025 los Ministerios de Vivienda y Urbanismo; de Obras Públicas, de Transportes y Telecomunicaciones; de Salud; de Educación; del Interior y Seguridad Pública; de Energía; de Economía, Fomento y Turismo; del Deporte; de las Culturas, las Artes y el Patrimonio; y de Medioambiente deberán incorporar en sus planes, acciones destinadas a reducir las brechas identificadas en el precitado estudio. Artículo 46.- Traspásanse, sin solución de continuidad, a partir de la fecha de publicación en el Diario Oficial de la ley que crea el Ministerio de Seguridad Pública, y modifica la ley N° 20.502, reformulando las funciones u atribuciones del Ministerio del Interior, hasta un máximo de 23 personas contratadas sobre la base de honorarios, que se desempeñan en el Programa Presupuestario Plan Buen Vivir, contemplado en la Partida 22.01.09 de la Ley de Presupuestos del Sector Público correspondiente al año 2025, desde el Ministerio Secretaría General de la Presidencia al Ministerio del Interior. A través de decreto exento del Ministerio Secretaría General de la Presidencia, suscrito además por el Ministro de Hacienda, y expedido bajo la fórmula “Por orden del Presidente de la República”, se individualizará a las personas traspasadas. A contar de la fecha del traspaso de las personas señaladas en el inciso primero, traspásanse los recursos presupuestarios que se liberen por ese hecho desde el Ministerio Secretaría General de la Presidencia al Ministerio del Interior. Además, a contar de la misma fecha traspásase el programa presupuestario correspondiente al Plan Buen Vivir al Ministerio del Interior, lo cual se formalizará por medio de uno o más decretos del Ministerio de Hacienda, dictados conforme a lo dispuesto en el artículo 70 del decreto ley Nº 1.263, de 1975, del Ministerio de Hacienda, y se podrá para tal efecto crear, suprimir o modificar asignaciones, ítem y glosas presupuestarias que sean pertinentes, ajustándose, asimismo, la titularidad de las obligaciones de información contenidas en la ley de presupuestos respecto del referido Plan.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 23 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl A partir del mencionado traspaso, para todos los efectos legales, el Ministerio del Interior será el sucesor y continuador legal de todos los derechos y obligaciones que correspondían al Ministerio Secretaría General de la Presidencia en virtud del Plan Buen Vivir, y deberá, a contar de dicho momento, dar cumplimiento a los objetivos y metas del mencionado Plan, en especial, lo relativo a la función coordinación interinstitucional que desarrolla el Plan para articular los esfuerzos y respuestas diseñadas desde el Estado para abordar el conflicto intercultural en las regiones del Biobío, de La Araucanía, de Los Ríos y de Los Lagos. En virtud de lo dispuesto en el inciso anterior, corresponderán al Ministerio del Interior, todos los derechos y obligaciones adquiridos por el Ministerio Secretaría General de la Presidencia relacionados con la continuidad del desarrollo de las funciones del Plan Buen Vivir, a través de convenios, garantías, actos relacionados con procesos de adquisición de bienes y servicios, contratos de prestación de servicios, así como los bienes y servicios de consumo, activos tangibles e intangibles y, en general, cualquier otro acto jurídico o administrativo referido a dicho Plan. Por tanto, el referido Ministerio asumirá la titularidad de los respectivos derechos y obligaciones. Artículo 47.- Las disposiciones de esta ley regirán a contar del 1 de enero del año 2025, sin perjuicio de que puedan dictarse a contar de la fecha de su publicación los decretos, resoluciones y convenios que en virtud de esta ley sean necesarios para posibilitar la ejecución presupuestaria. Esta ley y las instrucciones para su ejecución podrán ser publicadas en su integridad para su distribución. Artículo 48.- En el marco de la aplicación de la presente ley, se suspenderá el inicio de todo procedimiento de Espacio Costero Marino de los Pueblos Originarios contemplado en la ley N° 20.249. Para el caso de aquellos procedimientos que se encuentran en tramitación, los organismos encargados tendrán el plazo de seis meses para resolver sobre éstos. Si no se resuelve en el plazo señalado el requerimiento se entenderá como rechazado. Antes del término del plazo y la paralización de procedimientos indicados en el inciso anterior, los órganos de la Administración del Estado podrán destinar aquellos recursos para el mejoramiento de áreas en que el servicio se vea deficitario, tanto del punto de vista económico como de recursos humanos. Artículo 49.- La Dirección de Presupuestos informará al Congreso Nacional, junto con el Informe de Finanzas Públicas, cuando corresponda, respecto del estado de avance de los compromisos adquiridos durante la tramitación de la Ley de Presupuestos del Sector Público del año en curso. Artículo 50.- Durante el año 2025, la Dirección de Presupuestos del Ministerio de Hacienda realizará un análisis del conjunto de glosas incluidas en la Ley de Presupuestos del Sector Público, considerará su concordancia con las normas sobre el presupuesto nacional en la Constitución Política de la República y la ley de Administración Financiera del Estado, así como el uso efectivo de las glosas de información, y derivará recomendaciones sobre la regulación futura de las glosas presupuestarias. Sobre la base de este análisis, el Ministerio de Hacienda propondrá a la Comisión Especial Mixta de Presupuestos ajustes a la regulación vigente sobre la procedencia y orientación de dichas glosas. Por su parte, las mesas del Senado y de la Cámara de Diputados estudiarán mecanismos predecibles y expeditos para resolver sobre la procedencia y admisibilidad de las glosas durante la tramitación legislativa de la Ley de Presupuestos del Sector Público. Artículo 51.- Durante el año 2025, en los casos a los que hace referencia el inciso tercero del artículo 7° ter del decreto con fuerza de ley N° 2, de 1998, del Ministerio de Educación, que fija el texto refundido, coordinado y sistematizado del decreto con fuerza de ley Nº 2, de 1996, sobre Subvención del Estado a Establecimientos Educacionales, en el marco del proceso de admisión escolar 2026 no se implementará lo relativo a la aplicación de un procedimiento de admisión aleatorio proporcionado por el Ministerio de Educación. En su reemplazo, a través de un decreto supremo dictado por el Ministerio de Educación, se deberá regular un procedimiento alternativo de admisión, el que se ajustará a los principios establecidos en la Ley General de Educación y en el precitado decreto con fuerza de ley N° 2.”. Habiéndose cumplido con lo establecido en el Nº 1 del Artículo 93 de la Constitución Política de la República y por cuanto he tenido a bien aprobarlo y sancionarlo; por tanto, promúlguese y llévese a efecto como Ley de la República.

DIARIO OFICIAL DE LA REPUBLICA DE CHILE Núm. 44.023-B Viernes 13 de Diciembre de 2024 Página 24 de 24 Director: Felipe Andrés Peroti Díaz Sitio Web: www.diarioficial.cl Mesa Central: 600 712 0001 E-mail: consultas@diarioficial.cl Dirección: Dr. Torres Boonen N°511, Providencia, Santiago, Chile. CVE 2584993 Este documento ha sido firmado electrónicamente de acuerdo con la ley N°19.799 e incluye sellado de tiempo y firma electrónica avanzada. Para verificar la autenticidad de una representación impresa del mismo, ingrese este código en el sitio web www.diarioficial.cl Santiago, 13 de diciembre de 2024.- GABRIEL BORIC FONT, Presidente de la República.- Mario Marcel Cullell, Ministro de Hacienda. Lo que transcribo a usted para su conocimiento.- Saluda Atte. a usted, Heidi Berner Herrera, Subsecretaria de Hacienda. Tribunal Constitucional Proyecto de Ley de Presupuestos para el Sector Público correspondiente al año 2025, contenido en el Boletín N° 17.142-05 La Secretaria del Tribunal Constitucional, quien suscribe, certifica que la H. Cámara de Diputadas y Diputados, envió el proyecto de ley enunciado en el rubro, aprobado por el Congreso Nacional, a fin de que este Tribunal, ejerciera el control preventivo de constitucionalidad respecto del inciso séptimo de la Glosa 01, común a la Partida 31, y del inciso final de la Glosa 09, común al Capítulo 01, Gobiernos Regionales, de la Partida 31; y por sentencia de 12 de diciembre de 2024, en los autos Rol Nº 15.982-24-CPR. Se declara: Que no se emite pronunciamiento, en examen preventivo de constitucionalidad, respecto del inciso séptimo de la glosa 01, común a la partida 31, y del inciso final de la glosa 09, común al Capítulo 01, Gobiernos Regionales, de la partida 31, contenidos en el Proyecto de Ley de Presupuestos para el Sector Público correspondiente al año 2025, boletín N° 17.142-05, aprobado por el Congreso Nacional, por no regular materias reservadas a la Ley Orgánica Constitucional. Santiago, 13 de diciembre de 2024.- María Angélica Meza, Tribunal Constitucional.